UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

THE COAST DISTRIBUTION SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue, Morgan Hill, California	95037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of Compensatory Plan for Executive Officers

A cash bonus plan for the Company’s fiscal year ended December 31, 2010 (“fiscal 2010”) was adopted, effective as of June 3, 2010, for the Company’s five executive officers. Set forth below is a summary of the material terms of the cash bonus plan (the “2010 Plan” or the “Plan”), which is qualified by reference to the Plan, itself, a copy of which is attached as Exhibit 99.1 to and incorporated by reference in this Current Report on Form 8-K.

Purpose of the Cash Bonus Plan. The primary purpose of the Plan is to promote the interests of the Company and its stockholders by (i) providing meaningful financial incentives for the Company’s executive officers to make a significant contribution to the achievement, by the Company, of one or more financial goals in fiscal 2010 and (ii) making a significant portion of each Participant’s cash compensation, in excess of the Participant’s annual base salary, for fiscal 2010 dependent on the Company’s financial performance.

Plan Participants. The participants in the 2010 Plan (the “Plan Participants”) are the Company’s Chief Executive Officer and its four other executive officers (the “Plan Participants”): James Musbach, President and CEO; Thomas R. McGuire, Executive Chairman; Sandra A. Knell, Executive Vice President and Chief Financial Officer; Dennis Castagnola, Executive Vice President –-Proprietary Products; and David Berger, Executive Vice President – Operations.

Administration of the 2010 Plan. The 2010 Plan will be administered and all decisions and determinations with respect to the Plan will be made by the Compensation Committee of the Board of Directors.

Summary of Bonus Compensation Opportunities and Awards.

1. Establishment of Bonus Pool. Bonuses under the 2010 Plan will be paid from a bonus pool, the amount of which will depend upon the amount of the Company’s fiscal 2010 earnings before income taxes (“pre-tax earnings”); provided, that no bonus pool will be established and no bonus awards will be made under the 2010 Plan unless the Company’s pre-tax earnings in fiscal 2010 total at least $2.0 million (the “Threshold Performance Goal”). If the Threshold Performance Goal is achieved or exceeded, the amount of the bonus pool will range from 5% up to approximately 7.5% of the Company’s fiscal 2010 pre-tax earnings.

2. Bonus Opportunities. The Committee has established the following respective Threshold and Maximum Bonus Award opportunities for the Company’s CEO, and each of its four other executive officers, expressed as a percentage of their respective annual base salaries for fiscal 2010:

	Range of Potential Bonus Awards as a Percentage of Annual Salary
2010 Plan Participants	Threshold Award	Maximum Award
James Musbach, President and CEO	15.0%	55.0%
Thomas R. McGuire, Executive Chairman	10.0%	33.3%
Sandra A. Knell, Executive V.P. & Chief Financial Officer	10.0%	50.0%
Dennis Castagnola, Executive V.P. – Proprietary Products	10.0%	50.0%
David Berger, Executive V.P. – Operations	10.0%	50.0%

If the 2010 Threshold Performance Goal is achieved, but not exceeded by at least 25%, then each Plan Participant could earn the Threshold Bonus Award set forth opposite his or her name in the table above. If, on the other hand, the Threshold Performance Goal is exceeded by 25% or more, then, depending on the extent to which the Company’s 2010 Threshold Performance Goal is exceeded, the Plan Participants could earn bonus awards in amounts ranging as follows: (i) in the case of the Company’s CEO, from 20% up to a Maximum Award of 55% of his 2010 annual base salary, (ii) in the case of the Company’s Executive Chairman, from 15% up to a Maximum Award of 33.3% of his 2010 annual base salary, and (iii) in the case of each of the Company’s three Executive Vice Presidents, from 15% up to a Maximum Award of 50% of his/her respective 2010 annual base salary.

3. Conditions to the Awarding and Receipt of Bonus Awards. To be eligible to receive a bonus award under the Plan, a Participant must remain in the continuous service of the Company or any subsidiary until the earlier of the following dates: (i) the date on which the Compensation Committee determines the amount and authorizes the payment of a bonus award to the Participant under the 2010 Plan, or (ii) the date on which, if any, that a change of control of the Company is consummated (the “Eligibility Date”). A Plan Participant that fails (other than due to an excused absence) to remain in the continuous service of the Company or any subsidiary to and including the Eligibility Date shall not be deemed to have earned and shall not be entitled to receive any bonus award under the 2010 Plan.

4. Changes to Financial Performance Goal due to Extraordinary Events. The Compensation Committee may adjust or change the amount of the Bonus Pool or any Participant’s potential bonus compensation award to reflect the occurrence of (i) any extraordinary event, (ii) any material corporate transaction, (iii) any material changes in corporate capitalization, accounting rules or principles or in the Company’s methods of accounting, (iv) any material changes in applicable law, or (v) any other material change of similar nature (each, an “Extraordinary Event”), but only if the Extraordinary Event was not reasonably foreseeable at the time the amounts of the bonus pool and the potential bonus awards under the Plan were established and would, in the sole opinion of the Committee (x) make it unlikely that the Threshold Performance Goal will be achieved, or (y) enable the Company to generate pre-tax earnings that it would not have generated in the absence of the occurrence of the Extraordinary Event. The 2010 Plan provides, however, that the occurrence of changes in the competitive environment or changes in economic or market conditions in the Company’s markets, whether or not expected or reasonably foreseeable, will not by themselves constitute Extraordinary Events that may be the basis for any of the foregoing changes.

5. Amendments to or Termination of 2010 Plan. The 2010 Plan may be amended or modified or terminated by action of the Compensation Committee at any time prior to the Eligibility Date (as set forth above). As a result, at any time prior to the Eligibility Date, the amount of any bonus award that a Participant may earn or receive under the 2010 Plan may be changed and a Participant’s rights under the 2010 Plan may be modified or altogether terminated by the Compensation Committee, in its sole and absolute discretion.

6. Determination of Bonus Awards. The Compensation Committee shall, in its sole and absolute discretion, determine whether and the extent to which the Company has achieved or exceeded the Threshold Performance Goal under the 2010 Plan as soon as practicable after, but not later than the 75th day, following the end of fiscal 2010, in accordance with the same generally accepted accounting principles that are to be used to prepare the Company’s annual financial statements for Fiscal 2010 that are to be filed with the SEC.

7. Payment of Bonus Awards. Subject to satisfaction of any conditions or requirements set forth in the 2010 Plan, a Bonus Award determined by the Committee to have been earned by a Plan Participant will be paid to him or her in cash, less applicable payroll and other withholdings, not later than thirty (30) days following such determination.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is being furnished pursuant to Item 2.02 above.

Exhibit No.	Description of Exhibit

99.1	Copy of The Coast Distribution System, Inc. 2010 Management Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Date: June 8, 2010	By:	/s/ SANDRA A. KNELL
Sandra A. Knell, Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Copy of The Coast Distribution System, Inc. 2010 Management Bonus Plan.

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